EX-23.2

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Mind2Market, Inc.
    Commission File # 0-2871

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Mind2Market, Inc. dated August 2, 2004.




                                      /s/ Michael Johnson & Co., LLC
                                        ---------------------------------------
                                          Michael Johnson & Co., LLC

Denver, Colorado
August 2,2004